REDEMPTION AGREEMENT

This Redemption Agreement (the “Agreement”) is made effective as of December 31, 2008, by and between Christopher D. Larson, an Arizona resident (“Stockholder”), National Cash & Credit, LLC, a Minnesota limited liability company (“NCC”),  and Western Capital Resources, Inc., a Minnesota corporation (f/k/a URON Inc.) (the “Corporation”).

INTRODUCTION

Stockholder and the Corporation have agreed to the assignment and redemption of certain of the Stockholder’s shares of common stock of the Corporation (the “Redemption”).  Stockholder currently serves as a director on the Corporation’s board of directors, and the Corporation’s Chief Executive Officer, and Stockholder is therefore fully familiar with the Corporation’s operations, results of operations and financial condition through the date hereof.  To effectuate the Redemption and certain related transactions described herein, the parties desire to enter into this Agreement.

AGREEMENT

Now, Therefore, in consideration of the foregoing facts, the mutual covenants set forth herein and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.           Redemption of Shares.  The Corporation hereby redeems 1,291,290 shares of common stock of the Corporation presently held in the name of Stockholder (the “Redeemed Shares”), and Stockholder hereby sells and assigns to the Corporation all of Stockholder’s rights, title to and interest in the Redeemed Shares free and clear of any and all liens, pledges, security interests, transfer restrictions or encumbrances of any kind.  In furtherance of the Redemption, Stockholder is executing and delivering to the Corporation, concurrently with this Agreement, a stock power with respect to the Redeemed Shares in the form attached hereto as Exhibit A (the “Redeemed Shares Assignment”).

2.           Redemption Consideration.  As full payment for the Redeemed Shares, the Corporation hereby assigns to Stockholder, and Stockholder hereby accepts, all of the Corporation’s rights, title to and interest in and to (a) all of the membership interest in NCC, and (b) all of its capital stock of WCR Acquisition, Co. a Minnesota corporation, each free and clear of any and all liens, pledges, security interests, transfer restrictions or encumbrances of any kind.  In furtherance thereof, the Corporation is executing and delivering to Stockholder, concurrently with this Agreement, an assignment (relating to the membership interest in National Cash & Credit, LLC) and stock power (relating to the capital stock of WCR Acquisition Co.) in the forms attached hereto as Exhibits B and C, respectively (collectively, the “Redemption Consideration Assignments”).

3.           STEN Acquisition Promissory Notes.

(a)           On or before January 23, 2009 the Corporation shall pay to NCC all amounts due and owing under that certain promissory note of the Corporation delivered to and in favor of STEN Corporation (“STEN”) in the principal amount of $100,000 and identified in that certain Asset Purchase Agreement by and among the Corporation, WCR Acquisition Co., STEN Credit Corporation, a Utah corporation, and STEN, dated effective as of July 31, 2008 (the “STEN Purchase Agreement”), as “Purchase Note A.”

(b)           On the date of this Agreement the Corporation shall pay to NCC six (6) months of interest with respect to “Purchase Note B” and “Purchase Note C,” together in the aggregate amount of $4,687.50, delivered by the Corporation to STEN in connection with the STEN Purchase Agreement.

(c)           On the date of this Agreement, the Corporation shall pay to Larson Larson’s current unreimbursed expenses in an amount equal to $5,322.35.

(d)           NCC agrees that it will use the funds paid to it by the Corporation pursuant to subsections (a) and (b) of this Section 3 to make payment of the corresponding amounts due under Purchase Note A, Purchase Note B and Purchase Note C as and when due.

(e)           The Corporation hereby transfers, conveys, assigns and delivers to NCC all of the Corporation’s rights in, title to and interest under (i) the STEN Purchase Agreement, (ii) those promissory notes of the Corporation delivered in connection with the STEN Purchase Agreement and identified in the STEN Purchase Agreement as “Purchase Note A.” “Purchase Note B,” “Purchase Note C” and “Purchase Note D” (collectively referred to herein as the “Assigned Notes”), and (iii)  the Alpha Omega title loan software used in the STEN and NCC stores located in Utah and Arizona (the “Title Loan Software”).  Furthermore, the Corporation hereby delegates to NCC all of the Corporation’s obligations under the STEN Purchase Agreement, the Assigned Notes and the Title Software.

(f)           NCC hereby accepts the transfer, conveyance, assignment and delivery of all of the Corporation’s rights in, title to and interest under the STEN Purchase Agreement, the Assigned Notes and the Title Software; and hereby unconditionally and irrevocably assumes all of Assignor’s obligations under the STEN Purchase Agreement, the Assigned Notes and the Title Software.  On or prior to January 5, 2009, NCC will provide evidence acceptable to the Corporation that STEN has printed or stamped a legend on the faces of the Assigned Notes clearly indicating that the Corporation has legally delegated to NCC, and NCC has legally assumed, all obligations under the Assigned Notes and that the Corporation has been fully released under the Assigned Notes.

4.           Banco Popular Personal Guaranty.  The Corporation will use its best efforts to cause that certain guaranty delivered by Stockholder to Banco Popular North America under that certain Commercial Guaranty in connection with that certain Business Loan Agreement (and related Promissory Note), by and between Wyoming Financial Lenders, Inc. and Banco Popular North America, dated on or about October 29, 2008 (the “Guaranty”), to be reduced to a maximum personal guarantee by Stockholder in the amount of $1,000,000 as soon as reasonably possible following the date hereof.  The Corporation covenants and agrees that it will take all actions necessary to have Stockholder released from all liabilities and obligations in connection with the Guaranty no later than December 31, 2010.

5.           License of Payday Software and Support.  Effective as of the date hereof and continuing for a period of eighteen (18) months, the Corporation hereby grants to NCC a non-transferable, royalty-free license to use the Corporation’s “Payday” software.  Under such license, NCC shall have the right to use the Payday software and associated technical support, without payment of any royalties or fees, on terms and conditions consistent with NCC’s existing scope of use of the Payday software and support services as of the date hereof.

6.           Resignations.  Effective as of the date hereof, Stockholder hereby resigns his positions on the board of directors of the Corporation and as the Corporation’s President and Chief Executive Officer, and any other officer position which Stockholder may hold or be deemed to hold under the Minnesota Business Corporation Act.

7.           Representations and Warranties of Stockholder.  Stockholder hereby represents and warrants to the Corporation as set forth in the paragraphs below:

(a)           Stockholder is the record and beneficial owner of the Redeemed Shares free and clear of any and all liens and encumbrances and, upon assignment of the Redeemed Shares pursuant hereto, the Corporation will receive good and marketable title to such securities free and clear of all liens and encumbrances, except those required under federal and state securities laws;

(b)           neither the execution nor delivery of this Agreement or the Redeemed Shares Assignment, nor the transactions contemplated or effected hereby and thereby, will constitute a violation or default under any term or provision of any contract, commitment, indenture or other agreement or restriction of any kind or character to which Stockholder is bound.  Stockholder has full legal power and authority to assign and transfer the Redeemed Shares without obtaining the consent or approval of any other person, entity or governmental authority;

(c)           Stockholder has delivered its certificate and other instruments representing the Redeemed Shares, duly endorsed in blank for transfer on the Corporation’s books (or an affidavit of loss), and an executed Redeemed Shares Assignment;

(d)           in connection with the sale of the Redeemed Shares to the Corporation, Stockholder further represents and warrants to the Corporation that Stockholder:  (i) has had the opportunity to review all relevant information about the Corporation, including without limitation shareholder records, minute books, financial statements, and any other information which it desired to review in conjunction with this Agreement; (ii) is experienced and knowledgeable in financial and business matters, and (iii) is capable of evaluating the merits and risks of transferring the Redeemed Shares as contemplated hereunder, including without limitation any and all business, securities, tax and other risks; and

(e)           Stockholder has obtained and provided to the Corporation a written consent from STEN to the assignment and delegation of the Corporation’s rights and duties for all purposes under the STEN Purchase Agreement and the Assigned Notes, which consent includes a representation from STEN (for the benefit of the Corporation) that STEN has not assigned or hypothecated any of its rights under the Assigned Notes and holds all rights to and under the Assigned Notes.

8.           Representations and Warranties of the Corporation.  The Corporation hereby represents and warrants to the Stockholder as set forth in the paragraphs below:

(a)           neither the execution nor delivery of this Agreement or the Redemption Consideration Assignments, nor the transactions contemplated or effected hereby and thereby, will constitute a violation or default under any term or provision of any contract, commitment, indenture or other agreement or restriction of any kind or character to which the Corporation is bound;

(b)           this Agreement has been duly executed by an authorized representative of the Corporation and, assuming the valid execution and delivery of the same by the other parties thereto, the same are valid and binding agreements of the Corporation, enforceable against the Corporation in accordance with their respective terms, except as may be limited by customary enforceability exceptions; and

(c)           WCR Acquisition Co. holds all of the assets of STEN (and its subsidiary) that were purchased by the Corporation pursuant to the STEN Purchase Agreement.  Furthermore, the membership interest in NCC and the capital stock of WCR Acquisition Co. being assigned to Stockholder hereunder and pursuant to the Redemption Consideration Assignments represent all of the ownership interests in NCC and WCR Acquisition Co. outstanding and issued in the name of the Corporation.

9.           Indemnification.  The Stockholder and NCC agree to indemnify and hold the Corporation harmless from and against any and all loss, damage or liability (including but not limited to reasonable legal fees and costs) that the Corporation may incur or suffer by reason of, or which results, arises out of or is based upon any breach of the Stockholders’ (or NCC’s) representations, warranties, agreements or covenants contained in this Agreement or the Assignment.  Similarly, the Corporation agrees to indemnify and hold the Stockholder and NCC harmless from and against any and all loss, damage or liability that the Stockholder or NCC may incur or suffer by reason of, or which results, arises out of or is based upon any breach of the Corporation’s representations, warranties, agreements or covenants contained in this Agreement.

10.           Mutual Release.

(a)           Effective as of 5:00 p.m. Minnesota time on March 31, 2009 (the “Release Time”), the Corporation hereby forever discharges Larson and NCC, as well as NCC’s principals, agents, attorneys, assigns, successors, parents, subsidiaries, affiliates, officers, directors and employees, from all claims, causes of action, damages, attorneys' fees, costs, disbursements and interest, and any liabilities, known or unknown, liquidated or unliquidated, asserted or unasserted, fixed or contingent, direct or indirect, that may exist regarding or relating to claims that were asserted or could have been asserted by the Corporation or any of its affiliates through the effective date of this Agreement regarding or in connection with the business relationship between the Corporation, NCC and Larson (collectively, “Claims,” and such release, the “Corporation Release”); provided, however, that the Corporation Release shall not apply with respect to any Claims with respect to which the Corporation has provided written notice to Larson prior to the Release Time.  Such notice to Larson shall be delivered to F-9/PMB 523, 8912 East Pinnacle Peak Road, Scottsdale, AZ 85255 and must set forth, with specificity, the nature, basis and extent of such Claim that is not being released.

(b)           Effective as of the Release Time, Larson and NCC, each hereby forever discharges the Corporation, as well as the Corporation’s principals, agents, attorneys, assigns, successors, parents, subsidiaries, affiliates, officers, directors and employees, from all Claims that may exist regarding or relating to Claims that were asserted or could have been asserted by Larson or NCC or any of their affiliates through the effective date of this Agreement regarding or in connection with the business relationship between the Corporation, NCC and Larson (the “Larson Release”); provided, however, that the Larson Release shall not apply with respect to any Claims with respect to which Larson or NCC has provided written notice to the Corporation prior to the Release Time.  Such notice to the Corporation shall be delivered to c/o Paul D. Chestovich, Maslon Edelman Borman & Brand, LLP, 3300 Wells Fargo Center, 90 South Seventh Street, Minneapolis, MN 55402 and must set forth, with specificity, the nature, basis and extent of such Claim that is not being released.

(c)           Each of the Corporation, NCC and Larson agree to execute and deliver all documents reasonably requested by the other side to further memorialize and implement the mutual releases contemplated in this Section 10.

(d)           For purposes of this Section 10, notices shall be deemed to have been properly given if hand delivered, sent by personal courier service, faxed or mailed by registered, certified or express mail (postage prepaid), with mailed notices being deemed given three days after deposit in the U.S. Mail and all other notices being deemed given when actually given (subject, however, to transmission confirmation in the case of a notice delivered by facsimile ).  A party’s address for notice may be changed from time to time by such party by notice given as provided herein.

11.           General Provisions.

(a)           This Agreement sets forth the parties’ final and entire agreement with respect to its subject matter and supersedes any and all prior understandings and agreements.  This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota (without regard to conflicts-of-law principles thereof) applicable to contracts made and to be performed within such state.  If any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, invalid or unenforceable, such provision shall be construed and enforced as if it had been more narrowly drawn so as not to be illegal, invalid or unenforceable, and such illegality, invalidity or unenforceability shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

(b)           This Agreement may be modified or amended only by an instrument in writing signed by the parties hereto.  No delay or failure on the part of any party to exercise any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any waiver on the part of any party of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided, however, this Agreement may not be assigned without the prior express written consent of the other party.  For the convenience of the parties and to facilitate the execution of this Agreement, this Agreement may be executed in counterparts and each such executed counterpart shall be deemed an original instrument.  Furthermore, the parties may execute and deliver this Agreement by facsimile or electronically transmitted signatures and the parties agree that the reproduction of signatures by way of facsimile or a computer device will be treated, in all respects including validity, as though such reproductions were executed originals.  Each party to this Agreement will, on or any time after the date hereof, execute and deliver to the other such further documents or instruments and take such further actions as may reasonably be requested by the other party to this Agreement to effect the purposes hereof.

12.           Dispute Resolution.  Any dispute among the parties hereto shall be resolved in accordance with the arbitration provisions of this Section:

(a)           To the greatest extent possible, the parties will endeavor to resolve any disputes relating to this Agreement through amicable negotiations.  Failing an amicable settlement, any controversy, claim or dispute arising under or relating to this Agreement, including the existence, validity, interpretation, performance, termination or breach of this Agreement, will finally be settled by binding arbitration before a single arbitrator (the “Arbitration Tribunal”) which will be jointly appointed by the parties.  The Arbitration Tribunal shall self-administer the arbitration proceedings utilizing the Commercial Rules of the American Arbitration Association; provided, however, the American Arbitration Association shall not be involved in administration of the arbitration.  The arbitrator must be a retired judge of a state or federal court of the United States or a licensed lawyer with at least ten years of corporate or commercial law experience and have at least an AV rating by Martindale Hubbell.  If the parties cannot agree on an arbitrator, either the Buyer or a Stockholder may request the American Arbitration Association to appoint an arbitrator which appointment will be final.

(b)           The arbitration will be held in Omaha, Nebraska.  Each party will have discovery rights as provided by the Federal Rules of Civil Procedure within the limits imposed by the arbitrator; provided, however, that all such discovery will be commenced and concluded within 60 days of the selection of the arbitrator.  It is the intent of the parties that any arbitration will be concluded as quickly as reasonably practicable.  Once commenced, the hearing on the disputed matters will be held four days a week until concluded, with each hearing date to begin at 9:00 a.m. and to conclude at 5:00 p.m.  The arbitrator will use all reasonable efforts to issue the final written report containing award or awards within a period of five business days after closure of the proceedings.  Failure of the arbitrator to meet the time limits of this Section will not be a basis for challenging the award.  The Arbitration Tribunal will not have the authority to award punitive damages to either party.  Each party will bear its own expenses, but the parties will share equally the expenses of the Arbitration Tribunal.  The Arbitration Tribunal shall award attorneys’ fees and other related costs payable by the losing party to the successful party as it deems equitable.  This Agreement will be enforceable, and any arbitration award will be final and non-appealable, and judgment thereon may be entered in any court of competent jurisdiction.

[Signature Page Follows]

In Witness Whereof, the parties have executed this Redemption Agreement to be effective as of December 31, 2008.

CORPORATION:		NCC:

Western Capital Resources, Inc.		National Cash & Credit, LLC

By:	/s/ John Quandahl	By:	/s/ Christopher Larson
	John Quandahl		Christopher D. Larson
	Chief Financial Officer		Member-Manager

STOCKHOLDER:

/s/ Christopher Larson
Christopher D. Larson

Exhibit A

STOCK POWER

The Undersigned, Christopher D. Larson, pursuant to that certain Redemption Agreement by and among Christopher D. Larson, National Cash & Credit, LLC and Western Capital Resources, Inc., does hereby assign, transfer and convey unto Western Capital Resources, Inc., a Minnesota corporation (f/k/a “URON Inc.”) (the “Corporation”), effective as of December 31, 2008, a total of 1,291,290 shares of common stock of the Corporation (collectively, the “Redeemed Shares”) legally and beneficially owned by the undersigned and standing in the name of the undersigned on the books of said Corporation, represented by Stock Certificate No.(s). 818-5 and 852-4 and does hereby irrevocably constitute and appoint ______________________________________________________________ as his true and lawful attorney-in-fact, with full power of substitution and re-substitution in the premises, to transfer the Redeemed Shares on the books of the Corporation.

Dated: _____________

Christopher D. Larson

[MEDALLION GUARANTEE]

Exhibit B

ASSIGNMENT

The Undersigned, on behalf of Western Capital Resources, Inc., pursuant to that certain Redemption Agreement by and among Christopher D. Larson, National Cash & Credit, LLC and Western Capital Resources, Inc., does hereby assign, transfer and convey unto Christopher D. Larson the entire membership interest of Western Capital Resources, Inc. in National Cash & Credit, LLC, a Minnesota limited liability company (the “Company”), including all financial rights and governance rights associated therewith, legally and beneficially owned by Western Capital Resources, Inc. and standing in the name of Western Capital Resources, Inc. on the books and records of the Company (collectively, the “Interest”). No part of the Interest is represented by any certificate.

Dated: _____________

Western Capital Resources, Inc.

By:
John Quandahl
Chief Financial Officer

Exhibit C

STOCK POWER

The Undersigned, on behalf of Western Capital Resources, Inc., pursuant to that certain Redemption Agreement by and among Christopher D. Larson, National Cash & Credit, LLC and Western Capital Resources, Inc., does hereby assign, transfer and convey unto Christopher D. Larson, effective as of December 31, 2008, a total of 1,000 shares of common stock of WCR Acquisition Co., a Minnesota corporation (collectively, the “WCR Shares”) legally and beneficially owned by the undersigned and standing in the name of the undersigned on the books of WCR Acquisition Co., represented by Stock Certificate No. 1 and does hereby irrevocably constitute and appoint ___________________________________ as its true and lawful attorney-in-fact, with full power of substitution and re-substitution in the premises, to transfer the WCR Shares on the books of WCR Acquisition Co.

Dated: _____________

Western Capital Resources, Inc.

By:
John Quandahl
Chief Financial Officer